EXHIBIT 10.4

TAX ALLOCATION AGREEMENT

AMONG THE MEMBERS OF THE GEOMET RESOURCES, INC.

CONSOLIDATED GROUP

THIS AGREEMENT is made as of the 1st day of January 2001, by and among GeoMet Resources, Inc., a Delaware corporation, and the undersigned corporations.

RECITALS:

WHEREAS, GeoMet Resources, Inc. is the common parent of an affiliated group of corporations within the meaning of section 1504(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the undersigned are members of such affiliated group (the “Group”); and

WHEREAS, the Group files and will file consolidated federal income tax returns (“Federal Returns”) as well as certain consolidated, combined, or unitary state franchise or income tax returns where allowed by law (“State Returns”); and

WHEREAS, the parties desire to agree upon the method for allocating the consolidated United States income tax liability and the unitary, combined, or consolidated state tax liabilities among them and to fairly preserve the economic rights and privileges that would have accrued to each of them from the filing of separate returns, including benefit of losses and credits utilized in the Federal Returns and the State Returns;

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

Article 1 - Method of Allocating Consolidated Federal Tax Liability

1.1    If GeoMet Resources, Inc., or its successor as the common parent within the meaning of section 1504(a) of the Code (the “Common Parent”), files a consolidated United States Corporation Income Tax Return, the total consolidated United States income tax liability after all credits allowed in arriving at such tax liability (the “Consolidated Federal Tax Liability”) shall be allocated to each member of the Group in accordance with paragraph 1.2. The amount of liability so allocated to any member shall be an obligation of each such member due and owing in accordance with Article 3. To the extent it is determined that a tax benefit is properly allocable to any member in accordance with the allocation prescribed in paragraph 1.2, the amount of benefit so allocated shall be an obligation due and owing to each such member in accordance with Article 3.

1.2    The members of the Group shall determine and allocate the Consolidated Federal Tax Liability among themselves in the following manner:

Step 1: Each member shall be allocated a portion of the Consolidated Federal Tax Liability equal to the Consolidated Federal Tax Liability multiplied by a fraction, the numerator of which is the taxable income of such member and the denominator of which is the sum of the taxable incomes of all the members. A member’s taxable income shall be the separate taxable income of the member determined under Treasury regulation section 1.1502-12, adjusted for the following items pursuant to Treasury regulation section 1.1552-1(a)(1)(ii):

(a)    the portion of the consolidated net operating loss deduction, the consolidated charitable contributions deduction, the consolidated dividends received deduction, the consolidated section 247 deduction, the consolidated section 582(c) net loss, and the consolidated section 922 deduction attributable to such member;

(b)    such member’s net capital loss and section 1231 net loss, reduced by the portion of the consolidated net capital loss attributable to such member; and

(c)    the portion of any consolidated net capital loss carryover attributable to such member that is absorbed in the taxable year.

Step 2: Pursuant to Treasury regulation section 1.1502-33(d)(3), an additional amount shall be allocated to each member equal to 100% of the excess, if any, of (i) the “separate return tax liability” of such member for the taxable year, over (ii) the amount allocated in Step 1 of this paragraph 1.2. As provided more fully in Treasury regulation section 1.1552-1(a)(2)(ii), a member’s separate return tax liability shall equal the member’s tax liability computed as if it had filed a separate return for the year except that:

(a)    gain or loss on intercompany transactions shall be taken into account as provided in Treasury regulation section 1.1502-13 as if a consolidated return had been filed for the year;

(b)    gain or loss relating to inventory adjustments shall be taken into account as provided in Treasury regulation section 1.1502-18 as if a consolidated return had been filed for the year;

(c)    transactions with respect to stock, bonds or other obligations of members shall be reflected as provided in Treasury regulation section 1.1502-13(f) and (g) as if a consolidated return had been filed for the year;

(d)    excess losses shall be included in income as provided in Treasury regulation section 1.1502-19 as if a consolidated return had been filed for the year;

(e)    in the computation of the deduction under section 167, property shall not lose its character as new property as a result of a transfer from one member to another member during the year;

(f)    a dividend distributed by one member to another member shall not be taken into account in computing the deductions under sections 243(a)(1), 244(a), 245, or 247 (relating to deductions with respect to dividends received and dividends paid);

(g)    basis shall be determined under Treasury regulation sections 1.1502-31 and 1.1502-32, and earnings and profits shall be determined under Treasury regulation section 1.1502-33 as if a consolidated return had been filed for the year; and

(h)    subparagraph (2) of Treasury regulation section 1.1502-3(f) shall apply as if a consolidated return had been filed for the year.

Step 3: The additional amount allocated to members pursuant to Step 2 of this paragraph 1.2 shall be paid by such members to the Common Parent on behalf of those other members that had items of income, deductions, net operating losses, or tax credits to which such total is attributable pursuant to a consistent method that reasonably reflects such items of income, deductions, net operating losses, or tax credits, such consistency and reasonableness to be determined by the Chief Financial Officer of the Common Parent (the “Chief Financial Officer”). In general, the amounts paid to members will be deemed to be consistent and reasonable if paid on a basis equal to the applicable federal corporate income tax rate of net operating losses used and 100% of tax credits used unless such an allocation would be inequitable.

The method of allocation described in this paragraph 1.2 is intended to be consistent with Treasury regulation sections 1.1552-1(a)(1) and 1.1502-33(d)(3) as they currently exist and may hereinafter be amended.

Article 2 - Method of Allocating Consolidated or Combined State Tax Liability

2        In the event the Common Parent files State Returns with any of its subsidiaries, the total state tax liability (“Consolidated State Tax Liability”) shall be allocated in a manner consistent with the allocation provided in Article 1 of this Agreement for Consolidated Federal Tax Liability as if such State Returns were Federal Returns.

Article 3 - Authority to Administer Agreement

3        To effectuate the stated intent of the parties hereto as contained in this Agreement, the Chief Financial Officer shall be authorized to:

(a)    determine the Consolidated Federal Tax Liability and the Consolidated State Tax Liability of the Group for each taxable period for which the Common Parent files a

Federal Return or a State Return by making the necessary elections and selecting the tax accounting methods that provide the maximum tax benefit for the Group;

(b)    determine and allocate to each member of the Group the appropriate liability or refund, if any, of the Consolidated Federal Tax Liability or the Consolidated State Tax Liability in accordance with paragraph 1.2;

(c)    prescribe any tax elections or tax provisions that shall apply to each member of the Group;

(d)    prescribe the computer software, methods and procedures each member shall use to maintain such member’s tax records and to prepare its tax returns; and

(e)    do all other things necessary and proper to effectuate the stated intent of the parties and the purposes of this Agreement.

Article 4 - Settlement of Allocations

4        The rights and obligations between and among the various members of the Group accruing under the provisions of this Agreement shall arise and be settled as follows:

(a)    Each member shall pay the Common Parent its allocated share of Consolidated Federal Tax Liability and Consolidated State Tax Liability, if applicable, under Step 1 of paragraph 1.2 promptly upon request by the Common Parent, and in no event later than 30 days after the Common Parent files a Federal Return or State Return for any taxable period.

(b)    Each member benefitting from net operating losses, tax credits, or other tax attributes shall pay to the Common Parent its additional allocation determined under Step 2 of paragraph 1.2 promptly upon request by the Common Parent, and in no event later than 30 days after the Common Parent files a Federal Return or State Return for any taxable period.

(c)    The Common Parent shall pay to each member with a net operating loss, tax credits, or other tax attributes during the taxable year, its allocable share of the total of the additional amounts due from other members as determined under Step 3 of paragraph 1.2 promptly after receipt thereof, and in no event later than 30 days after the Common Parent files a Federal Return or State Return for any taxable period.

(d)    Notwithstanding any other provisions of this Article 4 to the contrary, the Common Parent may, solely at its discretion, require each member to pay its allocated share of Consolidated Federal Tax Liability or Consolidated State Tax Liability pursuant to paragraph 4(a) and any additional allocation pursuant to paragraph 4(b) within 30 days after the end of a taxable period, except that each member’s allocated share and any additional allocation shall be based on the Hypothetical Consolidated Federal Tax Liability or

Hypothetical Consolidated State Tax Liability. The Hypothetical Consolidated Federal Tax Liability and Hypothetical Consolidated State Tax Liability shall be based on a reasonable estimate of the Group’s consolidated tax liability as determined by the Chief Financial Officer. The Common Parent may, solely in its discretion, pay each member with a net operating loss, tax credits, or other tax attributes during the taxable period, its allocated share of amounts due from other members as soon as is practicable after the end of the taxable period or within 45 days after the end of the taxable period. The parties shall adjust the payments under paragraphs 4(a), (b) and (c) to take into account payments made under this paragraph 4(d).

Article 5 - Adjustments

5    In the event the Consolidated Federal Tax Liability or Consolidated State Tax Liability is subsequently changed or otherwise adjusted by reason of an amended return, a claim for refund, a final “determination” as that term is defined in section 1313(a) of the Code, or any of the events specified in section 6213(b) or (d) of the Code, or otherwise, the Chief Financial Officer shall adjust the allocations accordingly. The amounts of any such adjustment shall become due and owing in accordance with Article 4 promptly upon request by the Common Parent, and in no event later than the 30th day following the date giving rise to the recomputation. In the case of any refund, the Common Parent shall pay each member its share of the refund, determined in the same manner as in paragraph 1.2, promptly after receiving the refund and in no event later than 30 days thereafter, and in the case of an increase in tax liability, each member shall pay the Common Parent its allocable share of such increased tax liability promptly after receiving notice of such liability from the Common Parent and in no event later than 30 days thereafter. If any interest is to be paid or received as a result of a consolidated tax deficiency or refund, such interest will be allocated to the parties in the ratio each member’s change in tax liability bears to the total change in tax liability. Any penalty shall be allocated upon such basis as the Chief Financial Officer deems just and proper in view of all applicable circumstances.

Article 6 - Miscellaneous Provisions

6.1    This Agreement supersedes all previous tax allocation agreements among GeoMet Resources, Inc. and the members of the Group and other federal income tax allocation agreements or arrangements among the parties to this Agreement.

6.2    It is understood and acknowledged that, in accordance with Treasury regulation section 1.1502-77, the Common Parent will be the agent for all members of the Group with respect to all matters referred to therein and the Common Parent has the power, without the consent of any member, to exercise the authority with respect to the matters set forth therein, including without limitation, making or revoking any elections. The Common Parent will also be the agent for the Group with respect to State Returns if applicable state law so provides.

6.3    The parties hereto recognize that from time to time other companies may become members of the Group and hereby agree that such new members will become parties to this Agreement by the signature of an officer of such new member on a document in the form attached hereto as Annex A and it shall not be necessary that the existing members reexecute this Agreement or join with such new member in signing a counterpart of Annex A.

6.4    This Agreement shall be effective for all taxable years beginning on or after January 1, 2001, unless notice of termination of this Agreement is made by any party thereto to the Common Parent within the first 30 days of a taxable year or unless the Common Parent otherwise agrees to the termination of the rights and obligations of any party hereunder under such terms and conditions as are mutually agreed upon by the Common Parent and the terminating party, which terms and conditions shall not inure to the detriment of any other party hereto. Allocations to members of the Group that, at the time the allocation is made, have left the Group due to sale, merger, liquidation or otherwise shall be made to the member of the Group that received the proceeds of sale or the assets of the former member unless another method of allocation is agreed to prior to the member leaving the Group.

6.5    The Common Parent shall have authority to amend this Agreement through a collateral agreement with any member to take into account any special facts and circumstances of such member. The collateral agreement shall be effective upon execution by all affected parties and need not be executed by members whose rights and liabilities under this Agreement are not affected by the collateral agreement. Any such amendment shall be consistent with the principles of this Agreement.

6.6    This Agreement may be unilaterally amended by the Common Parent in response to legislative or regulatory changes in the tax law; provided that any such amendment shall be consistent with the principles of this Agreement.

6.7    Failure of one or more parties to qualify as a member of the Group shall not operate to terminate this Agreement with respect to the other parties so long as two or more parties continue to so qualify.

6.8    This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties; but no assignment shall relieve any party’s obligations hereunder without the written consent of the other parties except as otherwise provided in paragraph 6.4

6.9    This Agreement shall be governed by the laws of the State of Texas and the United States of America.

6.10  Any matter not specifically covered by this Agreement shall be handled in the manner determined by the Common Parent in a manner consistent with the principles of this Agreement. The Chief Financial Officer is authorized to interpret and apply the terms of this Agreement in any reasonable manner.

6.11  This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an authorized officer of each member of the Group that is a party hereto except as otherwise provided in paragraphs 6.5 and 6.6.

6.12  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, effective as of the date set forth in Section 5.4.

GEOMET RESOURCES, INC.
909 Fannin, Suite 3208
Houston, Texas 77010

By
Name:
Title:

GEOMET, INC.
5336 Stadium Trace Pkwy., Suite 206
Birmingham, Alabama 35244

By
Name:
Title:

GEOMET OPERATING COMPANY, INC.
5336 Stadium Trace Pkwy., Suite 206
Birmingham, Alabama 35244

By:
Name:
Title:

ANNEX A

ADMISSION OF NEW GROUP MEMBER

THIS AGREEMENT is made as of the      day of                 ,          between GeoMet Resources, Inc. (“Parent”), a Delaware corporation, and                                      (the “New Member”).

RECITALS:

WHEREAS, Parent is the common parent of an affiliated group of corporations within the meaning of section 1504(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”); and

WHEREAS, Parent and the members of its affiliated group within the meaning of section 1504(a) of the Code (the “Group”) executed the Federal Income Tax Allocation Agreement Among the Members of the GeoMet Resources, Inc. Consolidated Group (the “Agreement”) effective as of January 1, 2001, to allocate federal income tax liability among them; and

WHEREAS, the New Member has become a member of the Group since the Group executed the Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

The New Member shall by its execution of this Admission of New Group Member become subject to the terms of the Agreement effective as of the date first stated above.

[NAME OF NEW MEMBER]

By:
Name:
Title:

GEOMET RESOURCES, INC.
909 Fannin, Suite 3208
Houston, Texas 77010

By
Name:
Title:

GEOMET, INC.
5336 Stadium Trace Pkwy., Suite 206
Birmingham, Alabama 35244

By
Name:
Title:

GEOMET OPERATING COMPANY, INC.
5336 Stadium Trace Pkwy., Suite 206
Birmingham, Alabama 35244

By:
Name:
Title: